Exhibit 99.1

PRESS RELEASE
LivaNova Reports 2015 Annual and Fourth Quarter Financial Results
Provides Fiscal 2016 Guidance

London, February 24, 2016; 6:00 AM CT – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a global medical technology company, today announced 2015 financial results (see Historical Financial Information below).

Sales and Other Recent Business Highlights

•
Worldwide sales on a combined basis[1] for the three months ended December 31, 2015 were $318 million, an increase of 3.1% on a constant currency[2] basis as compared to the previous year. On an as reported basis, sales declined by 3.6% for the above period.

•
For the twelve months ended December 31, 2015[3], worldwide sales on a combined basis were $1.2 billion, an increase of 2.7% on a constant currency basis over the comparable periods in 2014, and declined by 6.7% on an as reported basis.

•	FDA approvals of Perceval sutureless valve and CROWN PRT aortic valve.
•	Regulatory approval in Japan of KORA 250, MRI compatible pacemaker.
•	European & Japanese launch of Platinium range of ICDs and CRT-Ds.

"Overall, our fourth quarter sales results demonstrated the expected improvement over both the prior quarter and the comparable period in the prior year on a constant currency basis.  Cardiac Surgery improved in several areas, most notably in the U.S. and other developed markets.  CRM sales improved over the prior quarter, and the initial results of the Platinium launch in Europe are encouraging.  The Neuromodulation business unit continues to grow strongly, with the AspireSR® launch contributing substantially to results in addition to ongoing growth from new patients in the U.S. market," said André-Michel Ballester, Chief Executive Officer of LivaNova.  "The recent regulatory approvals of the Perceval sutureless valve in the U.S. and KORA 250 fully MRI compatible pacemaker in Japan, along with the continued strong performance of AspireSR, provides a sound basis for our guidance today and solid growth is anticipated in fiscal 2016 and subsequent years.

1 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.
2 Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Constant currency growth measures the change in sales between the current and prior year periods using average exchange rates in effect during the applicable prior year period.
3 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.

"We expect to achieve both sales and earnings growth in order to deliver sustainable shareholder value.  Further, I want to thank the teams that have been focused on both realizing potential synergies and implementing our integration plans.  We remain firmly on track to achieve each of these objectives," continued Mr. Ballester.

*****
Historical Financial Information4

On October 19, 2015, LivaNova was formed by the merger of Sorin S.p.A ("Sorin"), a leader in the treatment of cardiovascular diseases, and Cyberonics Inc. ("Cyberonics"), a medical device company with core expertise in neuromodulation.  Today, LivaNova operates as one company with three Business Units: with Cardiac Surgery and Cardiac Rhythm Management ("CRM") (the successors to the legacy Sorin business) and Neuromodulation (the successor to the legacy Cyberonics business).  These Business Units account for substantially all of the Company's sales during the periods referred to herein.5

LivaNova is providing unaudited financial results for the fiscal period ended December 31, 2015 as follows:
•
Consolidated Statements of Operations for LivaNova for the Transitional Year from April 25, 2015 to December 31, 2015.  The Transitional Year includes the results of legacy Cyberonics from April 25, 2015 to December 31, 2015 and the results of legacy Sorin from October 19, 2015 to December 31, 2015.

•	Consolidated balance sheet as at December 31, 2015.
•	Sales[6] for the three and twelve months ended December 31, 2015 for Cardiac Surgery and CRM business units, giving effect to the merger as if it had occurred at the beginning of each period presented.
•
Sales for the periods commencing on September 26, 2015 and December 27, 2014, and ending on December 31, 2015 for Neuromodulation business unit.[7]  These periods will be referred to as the quarter, or three months ended December 31, 2015, and the twelve months, or year, ended December 31, 2015, of LivaNova, respectively, throughout this press release.

•	Sales for the above periods by geography, on the same combined basis.
•
Selected non-GAAP operating results for both legacy Cyberonics and legacy Sorin for each of the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 and for the twelve months ended December 31, 2015.  These operating results have been adjusted for non-GAAP items.

•
Combined selected non-GAAP operating results for LivaNova for each of the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, and for the twelve months ended December 31, 2015. These operating results have been adjusted for non-GAAP items.

The sales and operating results for legacy Cyberonics for the March, June and September quarters represent results for the periods ended on March 27, June 26 and September 25 respectively.

4 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.
5 All financial results for the time period prior to October 19, 2015, the closing date of the merger, for the Company's Cardiac Surgery and CRM business units and Neuromodulation business unit reflect the financial results of legacy Sorin and Cyberonics, respectively.
6 Legacy Sorin previously reported sales in Euros.
7 Comparable periods in 2014 for the Neuromodulation Business Unit were the thirteen, and fifty-two, weeks, respectively, ended December 26, 2014

Consolidated Profit & Loss for the Transitional Year ended December 31, 2015

The Company reported a loss from operations of $29 million on sales of $416 million for the Transitional Period ended December 31, 2015. This period included a $24 million impact from the step-up in inventory and fixed assets, $67 million in merger, integration and restructuring expenses along with $23 million in accelerated equity compensation expenses and other expenses considered to be of a non-recurring nature. Management believes that, due to the timing of the merger referred to above, and the time period covered by the Transitional results, the results are not comparable to prior periods.

Three months ended December 31, 2015

For the three Business Units, sales were as follows:8

Cardiac Surgery (as a business unit of Sorin during part of the reported period)

Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $165 million, representing a 4.2% increase on a constant currency basis. Sales in the comparable period of 2014 were $171 million, with currency changes adversely impacting reported sales by $13 million in 2015.

Sales in cardiopulmonary products, including heart-lung machines, oxygenators, and auto-transfusion machines, were $130 million, an increase of 6.0% on a constant currency basis as compared to the previous year period.  Sales in the U.S. and other developed markets were particularly strong, growing by 14.5% over the comparable period in 2014.

Heart valve sales, including tissue and mechanical heart valves, were $35 million, a decrease of 1.6% on a constant currency basis as compared to the same period the previous year. Sales of Perceval® in Europe have resumed at an accelerated rate and the recent approval in the U.S. is expected to provide an impetus to growth in 2016.

Neuromodulation (as a business unit of Cyberonics during part of the reported period)

Neuromodulation sales were $92 million in the fourth quarter, an increase of 25.9% on a constant currency basis.  Sales in the comparable period of 2014 were $74 million, with currency changes adversely impacting sales by $1 million in 2015.

It should be noted that the change in fiscal calendar for Neuromodulation resulted in three additional business days during the period and the Company estimates this added 4% to 6% to the growth rate.

Growth was primarily driven by continued strong new patient adoption in the U.S. largely as a result of sales of AspireSR® following launch in June 2015, and sustained growth in international markets. Unit growth globally was approximately 13%, and the 70% adoption rate of AspireSR® in the U.S. market drove a favorable product mix and higher revenue.

8 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.

CRM (as a business unit of Sorin during part of the reported period)

CRM sales for the period totaled $61 million, a decrease of 19.2% on a constant currency basis. Sales in the comparable period of 2014 were $85 million, with currency changes adversely impacting reported sales by $8 million in 2015.

Excluding Japan and the US markets, CRM sales increased by approximately 1% on a constant currency basis. Following the recent approval of KORA 250, sales to Japan will resume in the first quarter of 2016.

Planned shipments to Japan in the fourth quarter were again immaterial, in line with management's previously provided expectations, ahead of the launch of KORA 250®, which is anticipated to occur in the first quarter of 2016, and should support further regaining of market share. Sales in European markets improved, showing growth for the quarter following the Platinium® launch in November.

Twelve months ended December 31, 2015

For the three Business Units, sales were as follows: 9

Cardiac Surgery (as a business unit of Sorin during part of the reported period)

Cardiac Surgery sales, which include cardiopulmonary products and heart valves, grew to $617 million, an increase of 3.3% on a constant currency basis.  Sales in the comparable period of 2014 were $664 million, with currency changes adversely impacting reported sales by $69 million in 2015.

Net sales in cardiopulmonary products grew to $476 million, an increase of 4.8% on a constant currency basis as compared to the prior year period.  Over the year, sales to emerging markets, Japan, Canada and Australia grew by 8.8% over the comparable period.

Heart valve sales, were $140 million, a decrease of 1.6% on a constant currency basis as compared to the same period last year.

Neuromodulation (as a business unit of Cyberonics during part of the reported period)

Neuromodulation net sales grew to $324 million, an increase of 13.9% on a constant currency basis. Sales in the comparable period of 2014 were $290 million, with currency changes adversely impacting sales by $6 million in 2015.  The reported period includes a positive impact of 1% to 2% from the change in fiscal calendar to a December 31 year end.

Sales growth accelerated following the launch of AspireSR® in the U.S. market in June, 2015.

CRM (as a business unit of Sorin during part of the reported period)

CRM net sales for the period totaled $261 million, a decrease of 8.4% on a constant currency basis.  Lower sales to Japan for the reasons previously discussed accounted for approximately half of this decrease.  Sales in the comparable period of 2014 were $334 million, with currency changes adversely impacting sales by $45 million in 2015.

Guidance for 2016

Please note the following and refer to the Table on the last page of this release:

•	All financial guidance referred to below is on an adjusted non-GAAP basis.

9 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.

•
The Company expects substantial one-time expenses in its reported financial statements during 2016 related to the recent merger, including for purchase price accounting, amortization, merger, integration and restructuring expenses, and other one-time payments.

•	All references to sales growth are on a constant currency basis.
•
Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share exclude expenses relating to purchase price accounting, amortization, merger, integration and restructuring expenses, other one-time payments and equity compensation expense.

•	Average Euro/Dollar exchange rate of $1.10.
Worldwide sales growth of between 3% and 5% over 2015.  The assumptions used in establishing this range include:
•	Sales growth for each Business Unit is expected to be within the following ranges:
•	Cardiac Surgery: 3% and 5%
•	Neuromodulation: 9% and 11%
•	CRM: 1% and 2%

Adjusted non-GAAP gross profit is expected to be between 64% and 65% of net sales.

R&D expenses are expected to be between 11% and 12% of net sales.

Adjusted non-GAAP income from operations is expected to be in the range of $205 million to $230 million.

Finance costs and the Company's share of losses from Minority investments are expected to be approximately $20 million to $25 million.

LivaNova anticipates an adjusted effective tax rate of between 24% and 26%.

The Company anticipates that the number of shares to be used for calculating adjusted earnings per share will be approximately 50 million on a fully diluted basis.

Adjusted non-GAAP diluted earnings per share (EPS) will be in the range of $2.95 to $3.15.

Adjusted non-GAAP EBITDA is expected to be in the range of $235 million to $260 million.

Webcast and Conference Call Instructions

The conference call will be available to interested parties through a live audio webcast commencing at 8:00 AM Central time (9:00 AM Eastern Time, 2:00 pm GMT) and accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com.  To listen to the conference call live by telephone, dial 877-809-8594 (if dialing from within the U.S.) or 440-996-5677 (if dialing from outside the U.S.).  The conference ID is 6816970.  Please click here for a list of available local international numbers for the call.

Within 24 hours of the webcast, a replay will be available under the "Events & Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova

LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems.  The Company employs approximately 4,500 employees worldwide and is headquartered in London, U.K. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Rhythm Management, Cardiac Surgery, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.

LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".

Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency

Cyberonics, the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April.  With the formal change in the fiscal calendar to a fiscal year ended December 31, the historical Neuromodulation business unit sales have been aligned to correspond as closely as possible to calendar quarters.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed for periods up to and beyond that date are being provided on a combined basis, a non-GAAP formulation that combines the results of legacy Sorin and Cyberonics for the periods completed prior to the merger and periods that include results both before and after the closing of the merger.  The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods.

Non-GAAP operating results, unaudited, have been included for each of the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 and for the year ended December 31, 2015.  These results have been prepared by management and adjusted for non-GAAP items as if the merger had occurred on January 1, 2015 but should not be considered as an alternative to Proforma Income Statements to be provided in accordance with SEC filings.  Certain adjustments to legacy Sorin operating results have occurred in order to present the results in US dollars and to align these results as closely as possible to the presentation of LivaNova financial results.  Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Management believes that the presentation of these results provides a meaningful representation of the combined company's operating results for the periods presented.

The sales and operating results for legacy Cyberonics for the quarters ended March 31, June 30 and September 30 were aligned to provide comparative information. The actual periods ended on March 27, June 26 and September 25 respectively.

LivaNova (as the successor to Sorin and Cyberonics on a combined basis) operates under a Business Unit structure with Cardiac Surgery, Neuromodulation and CRM accounting for substantially all of the sales during the periods referred to herein.  The combined company also operates a New Ventures group, dedicated to developing new technologies, particularly in the areas of heart failure, sleep apnea and percutaneous mitral valve.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth.  Constant currency growth measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.  Management believes that referring to comparable, constant currency growth is a more useful way to evaluate the sales performance of the newly formed LivaNova and its business units, and to compare the sales performance of current periods to prior periods on a consistent basis.  A reconciliation of this information is attached to this business update.

Use of Non-GAAP Financial Measures

In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations, including in reference to the reported financial information for the Company's legacy Sorin and Cyberonics businesses.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the businesses of Cyberonics and Sorin (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) our organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in the "Risk Factors" section of the Registration Statement on Form S-4, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.
All information in this press release is as of the date of its release.  The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:
Investor Relations:	Investor Relations and Media:

Vivid Sehgal	Greg Browne
Chief Financial Officer	Senior Vice President, Finance
Phone: +44 (0)203 786 5281	Phone: +1 (281) 228-7262
Fax: +44 (0)203 786 5291	Fax: +1 (281) 218-9332
e-mail: investor.relations@livanova.com	e-mail: corporate.communications@livanova.com

LIVANOVA PLC AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS10
U.S. dollars in thousands, except share and per share amounts

	For the transitional year: April 25, 2015 to	Fiscal Year Ended
	December 31, 2015	April 24, 2015
	(Unaudited)
Net sales	$415,707	$291,558
Cost of sales	149,181	27,311
Gross profit	266,526	264,247
Operating expenses
Selling, general and administrative	173,065	123,619
Research and development	51,931	43,284
Merger related	42,098	8,692
Integration	13,689	—
Restructuring	11,323	—
Total operating expenses	292,106	175,595
Income (loss) from operations	(25,580)	88,652

Interest income (expense), net	(1,117)	163
Impairment of investment	(5,062)	—
Loss from equity method investments	(3,308)	—
Other income (expense), net	(7,522)	479
Income (loss) before income taxes	(42,589)	89,294
Income tax expense (benefit)	(12,976)	31,447
Net (loss) income	$(29,613)	$57,847

Basic income (loss) per share	$(0.90)	$2.19
Diluted income (loss) per share	$(0.90)	$2.17

Shares used in computing basic income (loss) per share	32,721,837	26,391,064
Shares used in computing diluted income (loss) per share	32,721,837	26,625,721

10 The Consolidated Statements of Operations presented above include the following:

•	For the Transitional Year: legacy Cyberonics for the period from April 25, 2015 to December 31, 2015 and for legacy Sorin, the period from October 19, 2015 to December 31, 2015.

•	For the Fiscal Year ended April 24, 2015: legacy Cyberonics only, being the Predecessor company to LivaNova.

LIVANOVA  PLC AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands
(Unaudited)

December 31, 2015
ASSETS

Current Assets:
Cash and cash equivalents	$112,613
Short-term investments	6,997
Accounts receivable, net	272,352
Inventories	212,448
Deferred and prepaid income taxes	42,425
Prepaid expenses and other current assets	26,579
Total Current Assets	673,414
Property, plant and equipment, net	244,587
Goodwill	742,221
Intangible assets, net	658,942
Investments	77,486
Deferred tax assets non-current, net	153,509
Other assets	5,445
Total Assets	$2,555,604
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	107,007
Accounts payable	109,588
Accrued liabilities	56,013
Income taxes payable	32,481
Accrued employee compensation and related benefits liability	59,814
Total Current Liabilities	364,903
Long-term debt obligations	91,791
Long-term deferred income taxes liability	232,348
Long-term employee compensation and related benefits liability	31,139
Other long-term liabilities	23,961
Total Liabilities	744,142
Total Stockholders' Equity	1,811,462
Total Liabilities and Stockholders' Equity	$2,555,604

LIVANOVA PLC
FOURTH QUARTER RECONCILIATION11 OF WORLDWIDE GROWTH TO COMPARABLE CONSTANT CURRENCY GROWTH12,13
(U.S. $ in thousands)

	Combined LivaNova Fourth quarter 2015	Sorin	Cyberonics	Combined Fourth quarter 2014	Growth	Negative Currency Impact on Current Period Sales	Comparable Constant Currency Growth

		Three months ended December 31, 2015	Period ended December 31, 2015

Cardiac Surgery
Cardio Pulmonary	129,963	129,963	—	131,655	(1.3)%	9,549	6.0%
Heart Valves	34,917	34,917	—	39,139	(10.8)%	3,586	(1.6)%

Cardiac Surgery Total	164,879	164,879	—	170,793	(3.5)%	13,134	4.2%

CRM	60,669	60,669	—	84,541	(28.2)%	7,604	(19.2)%

Neuromodulation	91,516	—	91,516	73,620	24.3%	1,137	25.9%

Other	929	929	—	757	—	131	—

TOTAL	$317,993	$226,477	$91,516	$329,711	(3.6)%	$22,006	3.1%

.

11 The sales results presented are unaudited.
12 Management believes that referring to constant currency growth rates is a more appropriate way to evaluate operational performance. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average foreign exchange rates during the corresponding prior year period.
13 Numbers may not add due to rounding.

LIVANOVA PLC
TWELVE MONTHS RECONCILIATION14 OF WORLDWIDE GROWTH TO COMPARABLE CONSTANT CURRENCY GROWTH15,16
 (U.S. $ in thousands)

	Combined LivaNova 2015	Sorin	Cyberonics	Combined 2014	Growth	Negative Currency Impact on Current Period Sales	Comparable Constant Currency Growth

		Twelve months ended December 31, 2015	Period ended December 31, 2015

Cardiac Surgery
Cardio Pulmonary	476,394	476,394	—	503,814	(5.4)%	51,638	4.8%
Heart Valves	140,210	140,210	—	160,493	(12.6)%	17,769	(1.6)%

Cardiac Surgery Total	616,604	616,604	—	664,307	(7.2)%	69,407	3.3%

CRM	260,513	260,513		333,993	(22.0)%	45,267	(8.4)%

Neuromodulation	324,341	—	324,341	290,209	11.8%	6,351	13.9%

Other	3,179	3,179	—	3,264	—	615	—

TOTAL	$1,204,637	$880,296	$324,341	$1,291,773	(6.7)%	$121,641	2.7%

14 The sales results presented are unaudited.
15 Management believes that referring to constant currency growth rates is a more appropriate way to evaluate operational performance. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average foreign exchange rates during the corresponding prior year period.
16 Numbers may not add due to rounding.

LIVANOVA PLC
COMBINED SALES17 BY GEOGRAPHY FOR QUARTER ENDED DECEMBER 31, 201518
(US $ in thousands, as reported)

	US	Europe[19]	Rest of World	Total

Cardiac Surgery
Cardio Pulmonary	$45,921	$35,551	$48,491	$129,963
Heart Valves	5,762	10,907	18,248	34,917

Cardiac Surgery Total	51,682	46,458	66,739	164,879

CRM	3,129	50,529	7,011	60,669

Neuromodulation	76,830	9,191	5,495	91,516

Other	—	929	—	929

Total	$131,641	$107,107	$79,245	$317,993

17 The sales results presented are unaudited.
18 Numbers may not add due to rounding.
19 Includes those countries in Europe where LivaNova has a direct sales presence. Countries where sales are made through distributors are included in Rest of World.

LIVANOVA PLC
COMBINED SALES20 BY GEOGRAPHY FOR YEAR ENDED DECEMBER 31, 201521
(US $ thousands, as reported)

	US	Europe[22]	Rest of World	Total

Cardiac Surgery
Cardio Pulmonary	$161,651	$137,873	$176,870	$476,394
Heart Valves	25,212	46,879	68,119	140,210

Cardiac Surgery Total	186,863	184,752	244,989	616,604

CRM	15,532	198,570	46,412	260,513

Neuromodulation	268,816	35,184	20,341	324, 341

Other	—	3,170	—	3,179

Total	$471,211	$421,676	$311,750	$1,204,637

20 The sales results presented are unaudited.
21 Numbers may not add due to rounding.
22 Includes those countries in Europe where LivaNova has a direct sales presence.  Countries where sales are made through distributors are included in Rest of World.

SELECTED NON-GAAP23 OPERATING RESULTS24,25
Q1 2015
(Unaudited)

		Sorin			Cyberonics		LivaNova
(In thousands)	Q1 FY15	Non-GAAP Adjustments	Non-GAAP Q1 FY15	Q1 FY15	Non-GAAP Adjustments	Non-GAAP Q1 FY15	Combined Non-GAAP

Net sales	$213,287	$—	$213,287	$70,419	$—	$70,149	$283,436
Gross profit	117,479	—	117,479	64,069	153	64,222	181,701
Operating expenses:
Selling, general and administrative	(79,388)	331	(79,057)	(31,145)	1,996	(29,149)	(108,206)
Research and development	(27,150)	—	(27,150)	(10,279)	854	(9,425)	(36,575)
Amortization of intangible assets	(4,752)	4,752	—	(289)	289	—	—
Merger related & other expenses[26]	(10,868)	10,868	—	(6,671)	6,671	—	—
Total operating expenses	(122,158)	15,951	(106,207)	(48,384)	9,810	(38,574)	(144,781)
Operating (loss) income	$(4,680)	$15,951	$11,271	$15,686	$9,963	$25,649	$36,920
Interest expense, net	(1,368)	—	(1,368)	59	—	59	(1,309)
Loss from equity method investments	(1,948)	(980)	(2,927)	—	—	—	(2,927)

Other Financial Information:
Depreciation	6,533	—	6,533	1,322	—	1,322	7,855

23 Includes adjustments relating to preliminary purchase price accounting, equity compensation expense, merger, integration and restructuring, certain reclassifications, impairment of investment, certain losses of foreign exchange hedging arrangements and other one-time expenses.
24 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
25 Numbers may not add due to rounding.
26 Includes expenses directly attributable to the merger, integration, restructuring and other expenses.

SELECTED NON-GAAP27 OPERATING RESULTS28,29
Q2 2015
(Unaudited)

		Sorin			Cyberonics		LivaNova
(In thousands)	Q2 FY15	Non-GAAP Adjustments	Non-GAAP Q2 FY15	Q2 FY15	Non-GAAP Adjustments	Non-GAAP Q2 FY15	Combined Non-GAAP

Net sales	$238,644	$—	$238,644	$78,420	$—	$78,420	$317,063
Gross profit	129,510	—	129,510	69,630	118	69,748	199,258
Operating expenses:
Selling, general and administrative	(84,413)	2,069	(82,344)	(32,638)	1,969	(30,669)	(113,012)
Research and development	(24,781)	—	(24,871)	(11,368)	676	(10,692)	(35,563)
Amortization of intangible assets	(4,967)	4,967	—	(289)	289	—	—
Merger related & other expenses [30]	(18,860)	18,860	—	(5,924)	5,924	—	—
Total operating expenses	(133,111)	25,896	(107,215)	(50,219)	8,858	(41,360)	(148,575)
Operating (loss) income	$(3,601)	$25,896	$22,295	$19,411	$8,976	$28,387	$50,683
Interest expense, net	(2,185)	—	(2,185)	3	—	3	(2,182)
Loss from equity method investments	(2,445)	(1,014)	(3,459)	—	—	—	(3,459)

Other Financial Information:
Depreciation	6,329	—	6,329	1,322	—	1,322	7,651

27 Includes adjustments relating to preliminary purchase price accounting, equity compensation expense, merger, integration and restructuring, certain reclassifications, impairment of investment, certain losses of foreign exchange hedging arrangements and other one-time expenses.
28 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
29 Numbers may not add due to rounding.
30 Includes expenses directly attributable to the merger, integration, restructuring and other expenses.

SELECTED NON-GAAP31 OPERATING RESULTS32,33
Q3 2015
(Unaudited)

		Sorin			Cyberonics		LivaNova
(In thousands)	Q3 FY15	Non-GAAP Adjustments	Non-GAAP Q3 FY15	Q3 FY15	Non-GAAP Adjustments	Non-GAAP Q3 FY15	Combined Non-GAAP

Net sales	$201,888	$—	$201,888	$84,257	$—	$84,257	$286,144
Gross profit	107,232	—	107,232	75,078	171	75,249	182,481
Operating expenses:
Selling, general and administrative	(76,048)	693	(75,355)	(32,632)	1,299	(31,333)	(106,689)
Research and development	(26,020)	—	(26,020)	(10,528)	738	(9,790)	(35,810)
Amortization of intangible assets	(4,294)	4,294	—	(289)	289	—	—
Merger related & other expenses[34]	(14,407)	14,407	—	(10,240)	10,240	—	—
Total operating expenses	(120,769)	19,394	(101,375)	(53,690)	12,566	(41,123)	(142,499)
Operating (loss) income	$(13,538)	$19,394	$5,856	$21,388	$12,737	$34,125	$39,982
Interest expense, net	(1,797)	—	(1,797)	35	—	35	(1,762)
Loss from equity method investments	7	(1,104)	(1,097)	—	—	—	(1,097)
Impairment of investments	—	—	—	(2,064)	2,064	—	—

Other Financial Information:
Depreciation	6,366	—	6,366	1,322	—	1,322	7,688

31 Includes adjustments relating to preliminary purchase price accounting, equity compensation expense, merger, integration and restructuring, certain reclassifications, impairment of investment, certain losses of foreign exchange hedging arrangements and other one-time expenses.
32 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
33 Numbers may not add due to rounding.
34 Includes expenses directly attributable to the merger, integration, restructuring and other expenses.

SELECTED NON-GAAP35 OPERATING RESULTS36,37
Q4 2015
(Unaudited)

		Sorin			Cyberonics		LivaNova
(In thousands)	Q4 FY15	Non-GAAP Adjustments	Non-GAAP Q4 FY15	Q4 FY15	Non-GAAP Adjustments	Non-GAAP Q4 FY15	Combined Non-GAAP

Net sales	$226,477	$—	$226,477	$91,516	$—	$91,516	$317,993
Gross profit	91,941	23,016	114,957	81,727	119	81,846	196,803
Operating expenses:
Selling, general and administrative	(87,010)	6,479	(80,531)	(37,353)	919	(36,434)	(116,965)
Research and development	(32,890)	6,783	(26,106)	(9,302)	186	(9,116)	(35,223)
Amortization of intangible assets	(877)	877	—	(289)	289	—	—
Merger related & other expenses[38]	(24,480)	24,480	—	(48,377)	48,377	—	—
Total operating expenses	(145,657)	39,019	(106,638)	(95,321)	49,771	(45,550)	(152,188)
Operating (loss) income	$(53,715)	$62,035	$8,320	$(13,595)	$49,890	$36,296	$44,615
Interest expense, net	(908)	—	(908)	(184)	—	(184)	(1,092)
Loss from equity method investments	(4,956)	—	(4,956)	—	—	—	(4,956)
Impairment of investments	—	—	—	(3,063)	3,063	—	—

Other Financial Information:
Depreciation	6,566	—	6,566	1,322	—	1,322	7,888

35 Includes adjustments relating to preliminary purchase price accounting, equity compensation expense, merger, integration and restructuring, certain reclassifications, impairment of investment, certain losses of foreign exchange hedging arrangements and other one-time expenses.
36 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
37 Numbers may not add due to rounding.
38 Includes expenses directly attributable to the merger, integration, restructuring and other expenses.

SELECTED NON-GAAP39 OPERATING RESULTS40,41
2015
(Unaudited)

		Sorin			Cyberonics		LivaNova
(In thousands)	FY15	Non-GAAP Adjustments	Non-GAAP FY15	FY15	Non-GAAP Adjustments	Non-GAAP FY15	Combined Non-GAAP

Net sales	$880,295	$—	$880,295	$324,341	$—	$324,341	$1,204,636
Gross profit	446,161	23,016	469,177	290,504	561	291,065	760,242
Operating expenses:
Selling, general and administrative	(326,859)	9,572	(317,287)	(133,767)	6,183	(127,584)	(444,872)
Research and development	(110,981)	6.783	(104,148)	(41,477)	2,454	(39,023)	(143,171)
Amortization of intangible assets	(14,890)	14,890	—	(1,157)	1,157	—	—
Merger related & other expenses[42]	(69,015)	69,015	—	(71,212)	71,212	—	—
Total operating expenses	$(521,695)	$100,260	$(421,435)	$(247,613)	$81,005	$(166,608)	$(588,043)
Operating (loss) income	(75,534)	123,276	47,742	42,891	81,566	124,457	172,199
Interest expense, net	(6,258)		(6,258)	(87)	—	(282)	(6,345)
Loss from equity method investments	(9,342)	(3,098)	(12,440)	—	—	—	(12,440)
Impairment of investments	—	—	—	(5,127)	5,127	—	-

Other Financial Information:
Depreciation	25,794	—	25,794	5,286	—	5,286	31,080

39 Includes adjustments relating to preliminary purchase price accounting, equity compensation expense, merger, integration and restructuring, certain reclassifications, impairment of investment, certain losses of foreign exchange hedging arrangements and other one-time expenses.
40 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
41 Numbers may not add due to rounding.
42 Includes expenses directly attributable to the merger, integration, restructuring and other expenses.

LIVANOVA PLC
SUMMARY OF NON-GAAP43 GUIDANCE FOR FY 2016

Range

Net sales growth (on a constant currency basis)[44]:

Worldwide	3% to 5%

Cardiac Surgery	3% to 5%

Neuromodulation	9% to 11%

CRM	1% to 2%

Adjusted non-GAAP gross profit (as a percentage of net sales)	64% to 65%

Research & development expenses as a percentage of sales	11% to 12%

Adjusted non-GAAP income from operations	$205 million to $230 million

Finance cost and losses on minority investments	$20 million to $25 million

Adjusted non-GAAP effective tax rate	24% to 26%

Adjusted non-GAAP earnings per share (excluding equity compensation expense)	$2.95 to $3.15

Number of fully diluted shares	Approximately 50 million

Adjusted non-GAAP EBITDA	$235 million to $260 million

43 Management believes that guidance presented, which excludes certain expenses, provides investors with useful information, and may assist investors in evaluating the company's performance (see "Guidance",  "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency", and "Use of Non-GAAP Financial Measures" above).
44 Management believes that referring to constant currency growth rates is a more appropriate way to evaluate operational performance.